UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on May 11, 2019, Bristow Group Inc. (the “Company”, “Bristow Group”, “we”, “us” or “our”) and its subsidiaries BHNA Holdings Inc., Bristow Alaska Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Bristow U.S. LLC, BriLog Leasing Ltd. and Bristow Equipment Leasing Ltd. (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors’ Chapter 11 Cases are jointly administered under the caption In re: Bristow Group Inc., et al., Main Case No. 19-32713. The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Amended and Restated Restructuring Support Agreement

As previously disclosed, in connection with the Chapter 11 Cases, the Company and certain other Debtors entered into a restructuring support agreement (the “Original RSA”) on May 10, 2019 with (i) certain holders of the Company’s 8.75% Senior Secured Notes due 2023 (the “Secured Notes”) and (ii) the guarantors of the Secured Notes (the “Secured Guarantors”), to support a restructuring of the Company (the “Restructuring”). On June 27, 2019, the Company and certain other Debtors entered into an amendment and restatement of the Original RSA (the “Amended RSA”) with a group of holders representing approximately 89.84% of the Secured Notes (the “Supporting Secured Noteholders”), the Secured Guarantors and a group of holders representing approximately 54.54% (the “Supporting Unsecured Noteholders” and, together with the Supporting Secured Noteholders, the “Supporting Noteholders”) of the 6.25% Senior Notes due 2022 and the 4.50% Convertible Senior Notes due 2023 combined (together, the “Unsecured Notes”) to implement the Restructuring on the amended terms set forth in the term sheet contained in an exhibit to the Amended RSA (the “Restructuring Term Sheet”) pursuant to a chapter 11 plan of reorganization (the “Plan”) and the various related transactions set forth in or contemplated by the Restructuring Term Sheet, the DIP Term Sheet (as defined herein) and the other restructuring documents attached to the Amended RSA.

Pursuant to the terms of the Amended RSA and the Restructuring Term Sheet:

•

holders of claims arising from the Unsecured Notes (the “Unsecured Notes Claims”) will receive new equity interests of the Company, as reorganized pursuant to the Plan (the “Reorganized Equity”) and (ii) up to $360 million of the Rights Offering (as defined herein) (the “Unsecured Rights”), and the Unsecured Notes will be cancelled and discharged;

•

holders of claims arising from the Secured Notes (the “Secured Notes Claims”) will receive payment of their Secured Notes Claims in full in cash, unless they elect to instead receive payment in full consisting of (i) cash equal to 98% of their Secured Notes Claims, plus (ii) their pro rata share of up to $40 million of the Rights Offering (the “Secured Rights”), and the Secured Notes will be cancelled and discharged;

•

holders of unsecured claims (other than the Unsecured Notes Claims and general unsecured trade vendor claims) (the “General Unsecured Claims”) will receive (i) if they are accredited investors, at their option, (a) the Reorganized Equity and (b) the Unsecured Rights or (ii) if they are accredited investors who decline the treatment set forth in the preceding clause (i) or if they are not accredited investors, $5 million in cash, distributed pro rata to all holders of General Unsecured Claims who opt to receive cash under this clause (ii);

•

holders of claims under the prepetition $75 million senior secured term loan (the “Term Loan”) shall either receive payment in cash in full or have their commitments with respect to the Term Loan replaced, or amended and reinstated, in any case secured by a first lien on substantially all assets of the Company, with the same maturity and interest rate as in the Term Loan, and the Term Loan will be cancelled and discharged;

•	holders of claims under the New DIP Facility (as defined herein) are expected to be satisfied and discharged in full in exchange for Reorganized Equity (as defined herein);

•

an ad hoc group of holders of the Unsecured Notes (the “Unsecured Notes Ad Hoc Group”) and an ad hoc group of holders of the Secured Notes (the “Secured Notes Ad Hoc Group”) have agreed to backstop $360 million and $40 million, respectively, of a total $400 million new money rights offering (the “Rights Offering”) of the Reorganized Equity, subject to the negotiation and execution of a definitive backstop commitment agreement;

•	the existing equity interests in the Company will be cancelled and discharged;

•	between 5% and 10% of the Reorganized Equity on a fully diluted basis will be reserved for a Management Incentive Plan; and

•

the Debtors will conduct a marketing process to raise a senior secured or unsecured revolving, term loan or notes facility in an aggregate principal amount of at least $75 million (the “Exit Facility”).

The Amended RSA contains certain covenants on the part of each of the Company and the Supporting Noteholders, including limitations on the Supporting Noteholders’ ability to pursue alternative transactions, commitments by the Supporting Noteholders to vote in favor of the Plan and commitments of the Company and the Supporting Noteholders to negotiate in good faith to finalize the documents and agreements governing the Plan. The Amended RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the Amended RSA.

Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the Amended RSA, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the Amended RSA, on different terms or at all.

The foregoing description of the Amended RSA does not purport to be complete and is qualified in its entirety by reference to the Amended RSA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

New Debtor-in-Possession Commitment Letter

As previously disclosed, in connection with the Chapter 11 Cases and pursuant to a Commitment Letter, dated May 10, 2019, from the lenders party thereto and agreed to by the Company and Bristow Holdings Company Ltd. III (together, the “DIP Borrowers”), the Secured Notes Ad Hoc Group agreed to provide the DIP Borrowers with a superpriority senior secured debtor-in-possession term loan facility in an aggregate principal amount of $75 million (the “Original DIP Facility”). On June 27, 2019, the DIP Borrowers entered into a new Commitment Letter (the “New DIP Commitment Letter”) from the lenders party thereto, pursuant to which the Secured Notes Ad Hoc Group and the Unsecured Notes Ad Hoc Group agreed to provide the DIP Borrowers with a superpriority senior secured debtor-in-possession credit facility comprised of loans in an aggregate principal amount of $150 million (the “New DIP Facility”), on the terms set forth in the DIP Facility Term Sheet attached thereto (the “DIP Term Sheet”), with 50% funded by the Secured Notes Ad Hoc Group and 50% funded by the Unsecured Notes Ad Hoc Group (the “New DIP Facility Commitment”). The commitment for the Original DIP Facility will remain outstanding pending approval of the New DIP Facility Commitment. Approximately $75 million of the New DIP Facility will be used, promptly after the funding thereof, to pay down amounts outstanding under the Secured Notes and the remainder will be used for general corporate purposes. The New DIP Facility is subject to approval by the Bankruptcy Court, which has not yet been obtained.

The foregoing description of the New DIP Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the New DIP Commitment Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 28, 2019, the Company issued a press release in connection with the entry into the Amended RSA and the New DIP Commitment Letter. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional information regarding the Chapter 11 Cases is available at http://www.bristowgroup.com/restructuring. Court filings and information about the claims process are available at https://cases.primeclerk.com/Bristow. Information contained on, or that can be accessed through, such web sites is not part of, and is not incorporated into, this Current Report on Form 8-K. Questions should be directed to the Company’s claims agent, Prime Clerk, by email to bristowinfo@primeclerk.com or by phone at +1 844-627-6967 (toll free) or +1 347-292-3534 (toll).

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Restructuring Support Agreement, dated June 27, 2019, by and among Bristow Group Inc., certain subsidiaries of Bristow Group Inc. party thereto and the holders of the 8.75% Senior Secured Notes due 2023, the 6.25% Senior Notes due 2022 and the 4.50% Convertible Senior Notes due 2023 party thereto.

10.2	Commitment Letter, dated June 27, 2019, by and among Bristow Group Inc., Bristow Holdings Company Ltd. III and the lenders party thereto.

99.1	Press Release, dated as of June 28, 2019.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about our future financial condition and future business plans and expectations, the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments and operating expectations during the pendency of our court proceedings and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: June 28, 2019	By:	/s/ Brian J. Allman
Brian J. Allman
Senior Vice President and Chief Financial Officer

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